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                                                                 EXHIBIT (23)(C)

                        CONSENT OF INDEPENDENT AUDITORS

    We hereby consent to the use of our report, dated February 11, 1994 (except for Notes 9 and 10 as to which the date is September 9, 1994) on the financial statements of Polaris Industries Partners L.P. and to the use of our report, dated September 23, 1994, on the balance sheet of Polaris Industries Inc. included in or made a part of this Registration Statement. We also consent to the reference to our Firm under the captions "Experts" and "Selected Historical and Pro Forma Financial Data" in such Prospectus.

                                          McGLADREY & PULLEN

Minneapolis, Minnesota
September 30, 1994